Exhibit 99.1

IDEAL IMAGE DEVELOPMENT, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

Tampa, Florida

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

CONTENTS

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Ideal Image Development, Inc. and Subsidiaries
Tampa, Florida

We have audited the accompanying consolidated balance sheets of Ideal Image Development, Inc. and Subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ideal Image Development, Inc. and Subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Crowe Horwath LLP

Tampa, Florida

January 13, 2012

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2010 and 2009

	2010	2009

ASSETS
Current Assets:
Cash	$11,743,452	$2,914,946
Accounts receivable, net	6,386,049	6,602,171
Prepaid expenses	280,601	312,920
Advance to related party	--	777,717
Note receivable	28,292	26,124
Total current assets	18,438,394	10,633,878

Property and equipment, net	3,066,568	3,898,778
Intangible assets, net	660,287	697,062
Goodwill	21,787,350	21,341,608
Deferred customer acquisition costs	7,211,116	5,541,513
Note receivable	60,957	89,249
	$51,224,672	$42,202,088

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$2,302,076	$1,832,590
Current maturities of capital lease obligations	1,009,905	1,280,511
Current maturities of long term debt	5,025,367	7,141,525
Deferred revenue	42,122,034	31,367,369
Deferred taxes	117,060	--
Notes payable	--	190,681
Other current liabilities	3,786,563	1,690,956
Total current liabilities	54,363,005	43,503,632

Deferred revenue	14,799,633	11,817,364
Deferred taxes	319,476	--
Capital lease obligations	746,985	1,163,621
Long-term debt	7,449,843	11,152,381

Shareholders' Deficit
Common stock (Note 10)	16,599	16,599
Preferred stock (liquidation value of $19,078,770 and $15,330,373
at December 31, 2010 and 2009, respectively) (Note 10)	72,290	35,404
Additional paid in capital	10,616,091	7,290,597
Treasury stock (Note 10)	(16,000)	(16,000)
Accumulated deficit	(37,143,250)	(32,761,510)
Total shareholders' deficit	(26,454,270)	(25,434,910)
	$51,224,672	$42,202,088

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2010 and 2009

	2010	2009

Revenues
Clinic sales	$47,390,215	$28,137,786
Royalties	1,847,856	1,969,507
Initial fees from franchisees	200,000	365,000
Other revenue	134,683	423,927
	49,572,754	30,896,220

Cost of revenues	44,853,644	32,805,022

Gross profit	4,719,112	(1,908,802)

Operating expenses:
Administrative	2,247,620	3,435,591
Salaries and payroll taxes	3,596,549	3,452,629
	5,844,169	6,888,220

Operating loss	(1,125,060)	(8,797,022)

Other income (expense)
Interest income	5,068	905
Interest expense	(1,576,881)	(1,594,262)
Loss on dissolution of franchise	(305,605)	--
Gain on sales of assets	--	6,200
	(1,877,418)	(1,587,157)

Loss before taxes	(3,002,478)	(10,384,179)

Income tax expense
Current	137,430	35,000
Deferred	436,536	--
	573,966	35,000

Net loss	$(3,576,443)	$(10,419,179)

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

Years ended December 31, 2010 and 2009

	Common Stock		Preferred Stock		Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders' Deficit
Balance at January 1, 2009	10,196,377	$16,599	35,403,568	$35,404	6,402,218	$(16,000)	$7,290,597	$(22,342,331)	$(15,015,731)
Net loss	--	--	--	--	--	--	--	(10,419,179)	(10,419,179)
Balance at December 31, 2009	10,196,377	16,599	35,403,568	35,404	6,402,218	(16,000)	7,290,597	(32,761,510)	(25,434,910)
Debt converted to shares of preferred stock	--	--	36,886,584	36,886	--	--	3,191,463	--	3,228,349
Stock-based compensation expense	--	--	--	--	--	--	134,031	--	134,031
Distribution to shareholder	--	--	--	--	--	--	--	(805,297)	(805,297)
Net loss	--	--	--	--	--	--	--	(3,576,443)	(3,576,443)
BALANCE, December 31, 2010	10,196,377	$16,599	72,290,152	$72,290	6,402,218	$(16,000)	$10,616,091	$(37,143,250)	$(26,454,270)

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2010 and 2009

	2010	2009

Cash flows from operating activities
Net loss	$(3,576,443)	$(10,419,179)
Adjustments to reconcile net loss to net cash
from operating activities
Depreciation and amortization	2,027,684	2,685,802
Stock-based compensation expense	134,031	--
Bad debt expense	849,179	265,135
Deferred taxes	436,536	--
Gain on sale of property and equipment	--	(6,200)
Impairment of intangibles	--	1,545,000
Change in operating assets and liabilities, net of acquired businesses
Accounts receivable	(327,862)	(5,037,053)
Prepaid expenses	32,319	(38,615)
Deferred customer acquisition costs	(1,669,603)	(3,692,852)
Accounts payable and accrued expenses	469,485	679,100
Deferred revenue	12,836,396	17,668,519
Other current liabilities	2,323,956	719,009
Net cash from operating activities	13,535,679	4,368,666

Cash flows from investing activities
Purchase of property and equipment	(253,172)	(922,190)
Proceeds from repayment of note receivable	26,124	--
Advances to related party - Shareholder	--	(777,717)
Proceeds from sale of property and equipment	--	6,200
Net cash from investing activities	(227,048)	(1,693,707)

Cash flows from financing activities
Distribution to shareholder	(27,580)	--
Borrowings (repayment) of notes payable	(190,681)	190,681
Payments on capital lease obligations	(1,443,168)	(1,236,444)
Proceeds from issuance of long-term debt	--	4,500,000
Payment of long-term debt	(2,818,.696)	(4,101,585)
Net cash from financing activities	(4,480,125)	(647,348)

Net change in cash	8,828,506	2,027,611

Cash at beginning of year	2,914,946	887,335

Cash at end of year	$11,743,452	$2,914,946

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2010 and 2009

	2010	2009

Supplemental disclosures of cash flow activity
Cash paid for interest	$1,660,140	$1,188,629
Cash paid for taxes	$144,980	$10,073

Supplemental disclosures of non-cash flow activity
Accounts receivable acquired with franchise acquisition	$305,195	$2,284,000
Equipment acquired with franchise acquisition	$135,279	$3,721,000
Intangible assets acquired with franchise acquisition	$578,932	$19,541,000
Deferred revenue assumed with franchise acquisition	$900,538	$12,457,000
Capital lease obligations assumed with franchise acquisition	$118,868	$4,723,000
Acquisition of franchises with long-term debt	$--	$8,366,000
Long-term debt assumed with franchise acquisition	$--	$2,585,000
Equipment acquired with capital lease obligations	$637,058	$--
Debt and accrued interest converted to preferred stock	$3,228,349	$--
Receivable distributed to shareholder	$777,717	$--

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature and Organization of Business: Ideal Image Development, Inc. ("IIDI") is involved in the development, management and operation of treatment centers utilizing the IDEAL IMAGE® laser therapy system for the cosmetic services industry.

At December 31, 2010, the Company had 16 franchised centers (18 at December 31, 2009) and 49 company-owned centers (46 at December 31, 2009). In addition, the Company has collected $520,000 for initial franchise fees and deposits in connection with franchise agreements for new centers. Pending the opening of the related centers, the amounts are included in deferred revenue.

Principles of Consolidation: These consolidated financial statements include operating results of Ideal Image Development, Inc. and majority owned subsidiaries, Ideal Image Development, Corporation (100%), Ideal Image of Arizona, LLC (100%), Ideal Image of Georgia, LLC (100%), Ideal Image of Missouri, LLC (100%), Ideal Image Clinics of NC, LLC (75%), Ideal Ventures, Inc. (100%), Ideal Image of Wisconsin, LLC (100%), Ideal Image of Tennessee, LLC (100%), Ideal Image of FL, LLC (100%), Ideal Image of TX, LLC (100%), Ideal Image of NM, LLC (100%), Ideal Image of Idaho, LLC (100%), Ideal Image of Utah, LLC (100%), Ideal Image of Nevada, LLC (100%) and Ideal Image of NC, LLC (100%). All significant inter-company accounts and transactions have been eliminated. The non-controlling interest of Ideal Image Clinics of North Carolina LLC is immaterial and has not been separately presented in these financial statements.

In addition to the entities listed above, the consolidated financial statements include the operating results of Ideal Image Clinics, PLLC, Homansky Health Medical Group of Nevada, PC, Beyond Health Medical Group of North Carolina, Inc., Ideal Health Medical Group of Tennessee, LLC, and Ideal Health Medical Group of Wisconsin, LLC. The Company holds variable interests in, and is the primary beneficiary of expected gains and losses from, these entities. These entities were set up for licensing purposes. The Company bears the benefits and risks of loss from operating these entities through contractual agreements. The assets and liabilities are not material to the financial statements.

Franchise Operations: The Company grants franchises to private operations in exchange for an initial franchise fee and receives royalties based on a percentage of net sales. Franchise fees are deferred and recognized as income when substantial performance of franchisor obligations is complete. The Company typically receives an initial franchise fee ranging from $35,000 to $50,000 and a comprehensive system fee ranging from $160,000 to $215,000 for each location. These initial fees are recognized as revenue, less any amounts associated with royalty holidays (see below), when substantially all the initial services required by the franchise agreement have been performed (typically when the location is opened).

Services provided by the Company under franchise agreements include providing standard construction plans, interior layouts, equipment, furnishings and signage specifications, site selection assistance and review of final construction plans, initial training and planning and developing pre-opening and promotional programs. The Company recognizes site equipment sales revenue upon delivery of the equipment to the franchisee.

Royalties, which are based on monthly sales, are recognized as income on the accrual basis. The Company recognizes ongoing franchise royalty fees under its 10-year franchise agreements of 9% of monthly franchisee sales. Estimates at the end of each period are made based on historical sales reported for each store.

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition - Clinic Operations: The Company recognizes clinic sales in relation to treatment packages sold at the company-owned clinic locations. The package provides for five initial treatments which occurs at ten week intervals, and allows for up to four additional treatments, as necessary, to obtain the desired results. Clinic sales revenue is recognized evenly over the average number of treatments provided. Remaining contractual revenue relating to unperformed services is included in Deferred Revenue on the balance sheet.

Deferred Revenue: Deferred revenue represents franchise fees and deposits of $520,000 and $745,100 at December 31, 2010 and 2009, respectively, as well as remaining clinic contractual treatments of $60,646,245 and $45,451,401 at December 31, 2010 and 2009, respectively, for which payment has been received or a customer financing receivable recorded. Deferred revenues are net of deferred finance fees totaling $4,244,578 and $3,011,768 at December 31, 2010 and 2009, respectively. These fees will be recognized in income as services are performed.

Deferred Customer Acquisition Costs: Commission costs directly related to the acquisition of guest contracts are deferred and recognized over the average number of treatments provided. As of December 31, 2010 and 2009, costs totaling $7,211,116 and $5,541,513, respectively, are deferred and expected to be expensed. The $7,211,116 customer acquisition costs at December 31, 2010 are expected to be expensed during the years ending December 31, 2011 and 2012 at $5,382,262 and $1,828,854, respectively.

Concentration of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company maintains cash balances at several financial institutions in excess of the insurance limits provided by the Federal Deposit Insurance Corporation. Funds in these institutions are federally-insured up to $250,000. The uninsured portion of deposits totaled $10,290,801 and $2,015,101 at December 31, 2010 and 2009, respectively

Accounts Receivable: Accounts receivable consists of receivables due from franchisees for franchise and royalty fees and customer financing obligations for treatment contracts. For franchise and royalty fees, which totaled $771,019 and $1,168,144 at December 31, 2010 and 2009, respectively, the Company does not require collateral for its receivables; however, in certain instances they are secured by the underlying assets of specific franchises. Receivables related to customer financing obligations, which totaled $6,866,000 and $5,533,998 at December 31, 2010 and 2009, respectively, are typically less than the Company's related deferred revenue obligation with payments scheduled to occur in advance of the related treatments. Management performs ongoing credit evaluations of its franchisees and customer receivables and establishes an allowance for estimated bad debts when the potential for such uncollectible accounts becomes probable. Accounts receivable includes an allowance for doubtful accounts of $1,250,970 in aggregate at December 31, 2010 which includes $406,706 for franchisees and $844,264 for customers. The allowance of $408,281 at December 31, 2009 was related to franchisee receivables. In 2009, specific accounts were written off before year and in 2010 a provision was provided. The provision for bad debts included in cost of revenue and operating expenses was $849,179 and $265,135 for the years ended December 31, 2010 and 2009, respectively.

Property and Equipment: Property and equipment is recorded at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the assets or the shorter of the lease term or useful life for leasehold improvements and assets subject to capital leases.

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill: Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Goodwill is assessed at least annually for impairment, and any such impairment is recognized in the period identified. Management has determined that there was a goodwill impairment of $1,545,000 in 2009. There was no such impairment in 2010. Goodwill at December 31, 2010 and 2009 includes approximately $445,742 and $18,753,000 resulting from acquisitions in each year, respectively (see Note 3).

	2010	2009

Beginning Balance	$21,341,608	$4,133,608
Additions	445,742	18,753,000
Impairment	--	(1,545,000)
Ending Balance	$21,787,350	$21,341,608

The accumulated impairments of goodwill at December 31, 2010 and 2009 were $1,545,000.

Intangibles: Intangibles represents reacquired rights to trade name under franchise agreements measured on the basis of remaining contractual terms of the related contracts and amortized over the remaining contractual period of the contract in which the right was granted. Amortization expense for 2010 and 2009 was $142,851 and $90,438, respectively. Accumulated amortization was $233,413 and $90,438 at December 31, 2010 and 2009, respectively.

Amortization expense for the next five years is as follows:

2011	$139,665
2012	145,262
2013	145,262
2014	131,239
2015	85,794
Thereafter	13,065
$660,287

Advertising: The Company expenses the costs of advertising as incurred. Advertising expense was $10,167,413 and $8,174,640 for the years ended December 31, 2010 and 2009, respectively.

Income Taxes: The Company files a consolidated federal income tax return that includes Ideal Image Development, Inc. and all of its subsidiaries. The Company's method for accounting for income taxes conforms to ASC Section 740, Accounting for Income Taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting basis and tax basis of assets and liabilities. Valuation allowances, if any, are provided when a portion or all of a deferred tax asset may not be realized. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company adopted guidance issued by the FASB with respect to accounting for uncertainty in income taxes as of January 1, 2009. A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. The adoption had no affect on the Company's financial statements.

The Company and its subsidiaries are subject to U.S. federal income tax, as well as state income taxes in the respective states in which it operates in. The Company is no longer subject to examination by taxing authorities for years before December 31, 2007. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense. The Company did not have any amounts accrued for interest and penalties at December 31, 2010 and 2009.

Stock Based Compensation: The Company recognizes the cost of employee services received in exchange for awards of equity instruments based on the fair value of those awards. Compensation expense in future periods is based on managements' determination of the equity instruments' fair value at the grant date and allocated to expense ratably over the applicable vesting periods.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates used in preparing these financial statements include those assumed in determining the allowance for doubtful accounts, the estimated useful lives of property and equipment, the deferred tax valuation allowance and the fair value assessment used for goodwill impairment testing.

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 2 - ACQUISITIONS

In order to facilitate the consistent operation and image of the Ideal Image brand, the Company has acquired a number of franchises from the franchisees. In 2010, the Company acquired three clinics due to defaults by the franchisees. In 2009, the Company acquired 6 clinics due to defaults by the franchisees. As provided for in the applicable Franchise agreement, these clinics were acquired by the Company from the franchisee by assuming the franchisee's obligations for deferred revenue, debt, lease and other commitments while also taking ownership of the clinic's assets. Any unpaid royalties or other obligations of the franchisee to the Company were written-off and are included in bad debts expense in the accompanying Consolidated Statements of Operations. In addition, in 2009 the Company acquired 23 clinics for total consideration of $8,366,000 by issuing subordinated promissory notes to the seller.

Each of these acquisitions has been accounted for as a purchase and, accordingly, the center's results of operations have been included in the accompanying consolidated financial statements since the respective acquisition dates. The purchase price for each acquisition was allocated to the fair value of assets acquired and liabilities assumed as follows:

		Assets Acquired and Liabilities Assumed
Cluster Location(s)	Acquisition Date	Accounts Receivable	Property and Equipment	Trade Name	Goodwill	Deferred Revenue	Debt and Capital Lease Obligations	Subordinated Promissory Notes to Seller

2010 Acquisitions
Florida	02/01/10	$179,763	$135,279	$108,190	$365,155	$(669,519)	$(118,868)	$--
Phoenix, AZ	09/21/10	125,432	--	25,000	80,587	(231,019)	--	--
		$305,195	$135,279	$133,190	$445,742	$(900,538)	$(118,868)	$--

2009 Acquisitions:
Albuquerque, NM	01/01/09	$78,000	$155,000	$35,000	$684,000	$(476,000)	$(167,000)	$(309,000)
Austin, TX	01/01/09	79,000	250,000	70,000	2,475,000	(845,000)	(205,000)	(1,824,000)
Salt Lake City, UT	01/15/09	167,000	372,000	50,000	1,016,000	(614,000)	(167,000)	(824,000)
Florida	04/01/09	794,000	918,000	155,000	5,179,000	(4,198,000)	(1,817,000)	(1,031,000)
Savannah, GA	04/01/09	64,000	35,000	35,000	675,000	(352,000)	--	(457,000)
Tulsa, OK	04/01/09	13,000	115,000	35,000	646,000	(406,000)	(323,000)	(80,000)
Missouri	04/01/09	116,000	474,000	88,000	3,211,000	(1,352,000)	(363,000)	(2,174,000)
Boise, ID	06/01/09	81,000	199,000	35,000	688,000	(379,000)	(185,000)	(439,000)
Las Vegas, NV	06/01/09	381,000	344,000	75,000	2,346,000	(1,288,000)	(630,000)	(1,228,000)
Augusta, GA	02/21/09	47,000	75,000	35,000	480,000	(551,000)	(86,000)	--
Dallas, TX	06/22/09	464,000	784,000	175,000	1,353,000	(1,996,000)	(780,000)	--
		$2,284,000	$3,721,000	$788,000	$18,753,000	$(12,457,000)	$(4,723,000)	$(8,366,000)

The goodwill resulting from these acquisitions is associated primarily with the Company's market presence and leading position, growth opportunities in the markets which the Company operates, as well as the Company's experienced work forces and established operating infrastructures. Goodwill from these acquisitions is deductible for tax purposes.

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 3 - MANAGEMENTS' PLANS

The Company had losses in the previous three years which resulted in a shareholders' deficit position as of December 31, 2010. The 2009 losses were funded primarily through positive operating cash flow mainly from guest prepayments, as well as royalties from franchises. Management anticipates continued improvements in operations during fiscal year 2011 and beyond. Management acknowledges that improvement over the historical operating results is dependent upon the Company executing on their growth plan for additional clinic locations, as well as the Company owned clinics acquired in 2010 and 2009 achieving expected sales volumes in 2011. Management currently expects that cash flows from operations will be sufficient to fund working capital required for operations and clinic expansions.

NOTE 4 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes at December 31, 2010 and 2009 are as follows:

The components of the deferred tax assets and liabilities are as stated below:

	2010	2009

Deferred tax assets
Allowance for doubtful accounts	$500,388	$163,312
Depreciation and amortization	1,582,525	1,700,610
NOL and AMT carryforward	8,099,782	7,086,410
Other	230,496	136,126
Total gross deferred tax assets	10,413,191	9,086,458

Deferred tax liabilities
Deferred costs	(1,727,814)	(181,662)
Depreciation and amortization	(1,070,955)	(396,657)
Other	(491,487)	(487,505)
Total gross deferred tax liabilities	(3,290,256)	(1,065,824)

Deferred tax asset, net	7,122,935	8,020,634
Less valuation allowance	(7,559,471)	(8,020,634)

Net deferred tax liability	$(436,536)	$--

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 4 - INCOME TAXES (Continued)

A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, management has determined that a valuation allowance of $5,110,108 and $6,754,888 at December 31, 2010 and 2009, respectively, is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. In addition, at December 31, 2010, the Company has a deferred tax liability of $436,536 due to tax amortization for goodwill (naked credit) that cannot be used to offset the net deferred tax assets in assessing the amount of valuation allowance. Therefore, the Company had a change in its valuation allowance of approximately $1,644,780 and $2,797,619, respectively, for the years ending December 31, 2010 and 2009. At December 31, 2010, the Company had federal and state net operating loss carry-forwards of $20,447,211 and $19,128,832, respectively, which will begin to expire in 2025. The difference between the Company's effective tax rate and the statutory tax rate primarily relates to the valuation allowance, state taxes, and non-deductible items.

The income tax expense is comprised of the following:

Current
State taxes	$137,430	$35,000
Deferred	897,699	2,797,619
Valuation allowance	(461,163)	(2,797,619)
	$573,966	$35,000

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

Franchise development software	$821,437	$821,437
Creative production equipment	72,885	37,774
Office equipment	339,778	266,300
Medical equipment	3,941,481	3,661,097
Leasehold improvements	2,847,946	3,020,104
Computer equipment and software	1,174,800	849,680
Furniture and fixtures	1,262,944	1,229,387
	10,461,271	9,885,779
Less accumulated depreciation	7,394,703	5,987,001

Property and equipment, net	$3,066,568	$3,898,778

Depreciation expense for the years ended December 31, 2010 and 2009 was $1,857,719 and $2,404,212, respectively.

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 6 - LONG-TERM DEBT AND CREDIT FACILITY

Long-Term Debt:

Long-term debt consists of the following as of December 31:
	2010	2009
Unsecured, subordinated promissory notes payable to selling franchisees with monthly installments ranging from $5,691 to $68,275, with repayment dates extending to December 2013, and annual interest rates from 7.5% to 9%	$9,277,187	$11,693,377

Unsecured, subordinated promissory notes with monthly installments ranging from $679 to $95,692 with repayment dates extending to September 2014, and annual interest rates from 6.75% to 11%	1,698,023	2,100,529

Note payable to Agency Solutions International, Inc.; principal payable in two installments of $750,000 due on or before January 1, 2012 and December 31, 2012, respectively; interest, at 7%, payable in two installments of $105,000 on or before January 1, 2011 and January 1, 2012 and one installment of $52,500 payable on December 31, 2012, the expiration date of the note; secured by substantially all the assets of the Company	1,500,000	1,500,000

Unsecured subordinated promissory note payable to H.I.G. Venture Partners II, L.P. and H.I.G. Ideal Image, Inc.; principal and interest at 8.75% payable in full on April 2010; convertible into shares of preferred stock	--	2,000,000

Unsecured subordinated promissory note payable to H.I.G. Venture Partners II, L.P. and H.I.G. Ideal Image, Inc.; principal and interest at 8.75% payable in full on October 2010; convertible into shares of preferred stock	--	1,000,000

Less current portion	12,475,210	18,293,906
	5,025,367	7,141,525

Total long-term debt	$7,449,843	$11,152,381

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 6 - LONG-TERM DEBT AND CREDIT FACILITY (Continued)

Long-term debt maturities are as follows:

2011	$5,025,367
2012	6,139,781
2013	1,265,530
2014	44,532
$12,475,210

Credit Facility:

During 2009, the Company also established a new letter of credit agreement with Harris N.A. which provides for borrowings of up to $1,200,000 at a 7% interest rate. At December 31, 2010 and 2009 and for the years then ended, there were no outstanding borrowings on the letter of credit facility. The credit agreement expired on December 3, 2011.

NOTE 7 - CAPITAL LEASES

Capital Leases: The Company is obligated under certain capital leases for furniture and equipment that expire at various dates through 2015. The following is a summary of property held under capital lease:

	2010	2009

Furniture and equipment	$4,034,241	$5,046,847
Accumulated depreciation	2,230,631	1,401,519

	$1,803,610	$3,645,328

Future minimum lease payments under capital lease obligations for each year ended December 31 are as follows:

2011	$1,017,834
2012	530,710
2013	228,093
2014	51,913
2015	19,784
Amount represent interest	1,848,334
(91,444)

Present value of net minimum lease payments	1,756,890
Less current portion	1,009,905
Total long-term capital lease obligations	$746,985

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Operating Leases: The Company leases its corporate headquarters and office facilities under non-cancelable operating leases through 2016.

Future minimum lease payments under operating lease obligations for each year ended December 31 are as follows:

2011	$2,956,865
2012	1,769,734
2013	1,470,131
2014	1,223,210
2015	785,509
2016	13,157
$8,218,606

Total rent expense was approximately $3,780,188 and $3,148,654 for the years ended December 31, 2010 and 2009, respectively.

Litigation: The Company is involved in various legal proceedings which are ordinary, routine proceedings incidental to the industry. Management believes that the ultimate resolution of the matters will not have a material effect on the Company's consolidated financial position, results of operations and cash flows.

NOTE 9 - RELATED PARTY TRANSACTIONS

Several minority shareholders are clinic franchise owners. Royalty revenue and franchise fee revenue collected from shareholder owned clinics accounted for approximately 3% of total revenue for the years ended December 31, 2010 and 2009. Receivables due from shareholder owned clinics accounted for approximately 20% of total receivables as of December 31, 2009. There were no receivables from shareholder owned clinics as of December 31, 2010.

During 2009, the Company advanced $777,717 to a minority shareholder franchisee. In 2010, in connection with the dissolution of the franchise agreement and related partnerships, the $777,717, as well as an additional $27,580, was distributed to the minority shareholder to close out the pertinent capital accounts.

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 10 - SHAREHOLDERS' DEFICIT

Shares of common and preferred stock authorized, issued and outstanding by class are as follows:

		Shares Authorized		Shares Issued		Shares Outstanding
Class	Par Value	2010	2009	2010	2009	2010	2009
Common	$0.001	178,847,770	178,847,770	16,598,218	16,598,218	10,196,377	10,196,377
Preferred - Series A	0.001	10,480,000	10,480,000	10,000,000	10,000,000	10,000,000	10,000,000
Preferred - Series B	0.001	112,479,892	112,479,892	62,290,152	25,403,568	62,290,152	25,403,568

Each share of common stock is entitled to receive, when and if declared by the Board of Directors, any dividends legally available. The common stock is not redeemable at the option of the holder. Each share of common stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance to the By Laws of this Company.

Each share of Series A preferred stock is convertible by the holder at any time into one share of common stock (subject to adjustment for anti-dilution and certain other events). The Series A preferred stock accrues dividends at a rate of 8% on the original issued value. Dividends are cumulative and $3,682,222 and $2,882,222 of dividends have been accumulated but have not been accrued or paid as of December 31, 2010 and 2009, respectively. The liquidation value of Series A preferred stock at December 31, 2010 and 2009 was $13,682,222 and $12,882,222, respectively. On or after May 24, 2011, the Series A preferred stock is redeemable for the original purchase price of $1.00 per share, plus all accrued and unpaid dividends on such shares, at the option of the holders with the approval of the majority of such holders. As of the date of this report, the Series A preferred stock shareholders have not exercised this option nor informed the Company of their intent to exercise the option.

Series B preferred stock was issued in 2008 and 2010, upon the conversion of unsecured subordinated promissory notes payable to H.I.G. Venture Partners II, L.P. and in 2008 only, two officers of the Company. Each share of Series B preferred stock is convertible by the holder at any time into one share of common stock (subject to adjustment for anti-dilution and certain other events). Series B preferred stock accrues dividends at a rate of 8% per year on the original issued value.

Dividends are cumulative and $574,851 and $224,805 of dividends have been accumulated but have not been accrued or paid as of December 31, 2010 and 2009, respectively. The liquidation value of Series B preferred stock at December 31, 2010 and 2009 was $6,026,548 and $2,448,151, respectively. On or after May 24, 2011, the Series B preferred stock is redeemable for the original purchase price of $.08 per share, plus all accrued but unpaid dividends on such shares, at the option of the holders with the approval of the majority of such holders, and after Series A preferred stock has been fully redeemed or converted into common stock. Series B preferred stock has preference to common stock in the event of liquidation or dissolution after distribution to the holders of Series A preferred stock.

On May 24, 2006, in conjunction with debt financing, the Company issued a warrant to the financial institution to purchase 480,000 shares of Series B preferred stock at a price of $1.00 per share. The purchase right is exercisable from the date of grant (May 24, 2006) through May 23, 2013. The value of this warrant, using the Black-Scholes Model, was estimated to be $124,800 and was recorded as a discount to the debt obligation and an increase to shareholder's equity. This discount is being amortized over 48 months, the term of the debt. Assumptions include the following: no dividend yield, risk-free rate of 4.95%, expected life of 6 years and no volatility.

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 11 - STOCK OPTION PLAN

The Company has one stock-based compensation plan that permits the grant of stock options, restricted stock and other stock-based awards to employees and directors for up to 7,922,627 shares of common stock. Stock option awards are generally granted with an exercise price equal to the fair value of the Company's stock at the date of grant; those stock option awards generally vest based on one to two years of service and have 10-year contractual terms. At December 31, 2010 and 2009, awards totaling 2,077,093 and 1,596,918, respectively, contain performance-related provisions that accelerate the vesting and will fully vest in the event of a sale, transfer or other disposition of substantially all of the Company's assets.

The fair value of each stock option award was estimated on the date of grant using the Black-Scholes option pricing model based on the assumptions noted in the following table. The expected term of stock options granted represents the period of time that stock options granted are expected to be outstanding. The risk-free interest rate is based on U.S. Treasury rates in effect for the contractual term at the time of grant.

The following assumptions were used in calculating fair value:

	2010	2009

Risk-free interest rate	3.70 - 5.05%	3.70 - 5.05%
Expected dividend yield	None	None
Expected stock option life	3 - 10 years	3 - 9.5 years
Volatility	0.3	0.001

Stock option activity during the years ended December 31, 2010 is as follows:

	2010
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value	Weighted Average Grant Date Fair Value
Outstanding at beginning of year	2,917,441	0.05		43,562	0.01
Granted	4,854,930	0.05		--	0.03
Exercised	--	--		--	--
Forfeited or expired	--	--		--	--
Outstanding at end of year	7,772,371	0.05	9.16	14,387	0.02

Fully vested and expected to vest	5,695,277	0.05	9.16	12,199
Exercisable at end of year	5,695,277	0.05	9.16	12,199

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 11 - STOCK OPTION PLAN (Continued)

Stock option activity during the years ended December 31, 2009 is as follows:

	2009
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value	Weighted Average Grant Date Fair Value
Outstanding at beginning of year	726,028	0.10		43,562	0.02
Granted	2,191,413	0.04		--	0.01
Exercised	--	--		--	--
Forfeited or expired	--	--		--	--
Outstanding at end of year	2,917,441	0.05	7.85	43,562	0.01

Fully vested and expected to vest	1,320,523	0.05	7.85	25,055
Exercisable at end of year	1,320,523	0.05	7.85	25,055

The total fair value of shares vested during the years ended December 31, 2010 and 2009 were $134,031 and $19,485, respectively.

At December 31, 2010 and 2009, there were $52,812 and $21,710, respectively, of total unrecognized compensation cost related to stock options granted under the Plan. There were no shares exercised during 2010 and 2009.

NOTE 12 - SUBSEQUENT EVENTS

Effective February 22, 2011, Ideal Image Development, Inc. formed four single-member limited liability companies. The companies formed were Ideal Image of Indiana, LLC, Ideal Image of Minnesota, LLC, Ideal Image of Oregon, LLC and Ideal Image of Washington, LLC. The Company opened seven new clinics in these states. In addition, the Company opened two new clinics in Virginia.

In June 2011, the Company and a former employee reached agreement on the terms of his separation from the Company. Among other items, the agreement provides for the repurchase of his Company stock along with certain restrictive covenants. No expense has been accrued relating to this transaction at December 31, 2010 as it is an equity transaction having no impact on net income.

On November 1, 2011, Steiner Leisure Limited (Acquirer) acquired of all of the issued and outstanding capital stock of the Company. The two Co-CEOs of the Company have agreed to continue in those roles.

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 12 - SUBSEQUENT EVENTS (Continued)

The purchase price for this transaction was $175.0 million payable in cash at closing, and was paid from existing cash and through borrowings under the Acquirer's new Credit Facility. In addition, approximately $12.3 million in debt was repaid with proceeds from the acquisition transaction.

Management has performed an analysis of the activities and transactions subsequent to December 31, 2010 to determine the need for any adjustments to and/or disclosures within the financial statements for the year ended December 31, 2010. Management has performed their analysis through January 13, 2012, which is the date the financial statements were available to be issued.

See accompanying notes to consolidated financial statements.